Exhibit 99.1

Location Based Technologies, Inc. CEO Letter to Shareholders

IRVINE, Calif. June 18, 2013 Location Based Technologies® Inc. (OTCBB:LBAS) CEO, Dave Morse, has released a letter to shareholders.

Dear Fellow Shareholders,

We have completed our fiscal third quarter for 2013 and I thought it would be an appropriate time to give everybody an update. As I’ve mentioned before, I believe it’s important that we communicate with you as often as we reasonably can, so that you can be kept apprised of our progress while we ramp to profitability.

In my February 2013 Letter, I mentioned that our combined revenues for Q1 and Q2 will exceed $800,000, and I was slightly off, as revenues came in at $799,712. I also said that our Q3 revenue should exceed $700,000, and it has. For the quarter that just ended our revenues were approximately $755,000. It’s worth noting that we actually took in approximately $48,000 in additional cash as prepayments, which is not reflected in the Q3 revenue number. GAAP accounting rules don’t allow us to recognize revenue until we actually ship product, so even though we have the money in our bank last quarter, it won’t show up on our P&L until we ship the product this quarter.

If you take a step back and evaluate our revenue growth in our fiscal year 2013, it looks like this: Q1: $208,555 Q2: $591,157 Q3: $755,000. I’m pleased with that trajectory and I expect it to continue or accelerate into the fourth fiscal quarter of 2013. Based on our current growth rate, it looks like we’re still on track to reach cash flow break even by the end of our fiscal year, 2013; and if we are unable to achieve break-even for some unforeseen reason, at the very worst we should be close.

This past quarter, we completed delivery of the 886 devices to AT&T, and that they are in the process of being deployed. It is my understanding that we can expect another order after all of the devices have been in the field long enough for AT&T to get comfortable with our tracking solution, its features and functionalities which will enable them to select the next area for application. My guess is they probably need somewhere between 30-60 days of full implementation to make that determination. We remain in very close contact with them and I believe they will become a significant customer over the coming 12-24 months.

We are also looking to expand our relationship with AT&T by selling our PocketFinder Vehicle product in AT&T retail stores. As I’ve mentioned before, AT&T requires all of its retail products to work on the 3G network and our vehicle LBT-886 meets that requirement. Earlier this week we issued a press release that we’d passed FCC and IC testing and certification process for the LBT -886, and we are now in the process of obtaining PTCRB certification. This final certification should be obtained within the next 4-6 weeks. I estimate that we will be ready to launch in AT&T retail stores with our vehicle-886 product this fall; at that point it will be up to AT&T to determine if and when they’d like to proceed with us.

In Europe, EE is continuing to sell our PocketFinder devices in its flagship stores in London and our understanding is that sales are going reasonably well. EE may be launching our product on their website soon and fulfilling orders through all 700 of their UK stores. Obviously, we are very excited about this possibility.

As noted in a press release on June 5th, we received an initial 600 unit order from TeeCake Location Services, Ltd., a UK based company that intends to rent our PocketFinder devices to travelers. TeeCake’s order has been paid for and if their launch in the rental market goes well, we will see additional orders.

In Asia, we are continuing to work with Apple on launching our PocketFinder products. At the moment it looks like our initial foray into that market will occur in Singapore and Australia which should happen this summer. Our goal, of course, is to have our products in Apple stores throughout Asia, including China, Hong Kong and New Zealand. The main hurdles at the moment are getting a reasonably priced SIM for that region of the world, and enabling our back-end system to accept cash payments directly from cash payment centers (which are the preferred method for making monthly service payments in China). We believe this region holds tremendous promise for us and we are working diligently to enter the market.

Another opportunity that remains promising is the military. We’ve been told that obtaining accurate GPS devices has become a top 10 strategic direction for the US Armed Forces, and we intend to become part of our government’s GPS solution. Last week I had several meetings with representatives from various branches of our government and several of them expressed sincere interest in our LBT-886 product, which can last for up to 3 months on a single charge. A number of agencies and/or military branches have requested demo units and indicated they would be inclined to place purchase orders if their test results were satisfactory.

This channel has taken a long time to ramp up but it seems like we are starting to make progress. In a best case scenario, we could see an initial order from a governmental agency in our fiscal fourth quarter 2013.

In our continuing effort to service our military, we’ve also initiated development of a GPS product that will be able to transmit data over the satellite network. The advantage of having a “pure play” satellite device is that it will enable the military and other global organizations to use our devices to locate people and assets anywhere in the world, even if there’s no cellular service.

The new, yet to be named GPS product will also be far smaller and much less expensive than any other comparable satellite product currently on the market. Our device will provide the same superior performance of the LBT-886 with our best-in-class end user interface. All told, our new pure play GPS product will be better, faster, stronger and less expensive than anything else that’s available. Testing and certification for this new product will begin later this year and I truly believe this channel is ours to lose. As one governmental official told me during a recent conversation, when we come to market with this product we will, “own their world.”

Finally, I’d like to close by discussing a couple of strategic initiatives we’re working on internally to perpetuate our organic growth. First, we’ve engaged a couple of seasoned sales representatives to target the automotive market. This team’s objective is to engage auto-dealers across the country in an effort to have these dealers resell our PocketFinder Vehicle product to their customers. This initiative will begin in earnest later this month and our goal is to enlist 20 dealerships in the first 30 days.

Second, we are initiating an outbound calling sales campaign which will also begin later this month. This program will serve as a test to determine whether or not our products can effectively be sold through this type of marketing effort. The campaign will focus on selling our LBT-886 and PocketFinder Vehicle devices to small and midsize businesses.

As you can tell, we’re diligently working on a number of exciting opportunities, and we are experiencing healthy organic growth. We continue to appreciate your ongoing support and I look forward to speaking with everybody at our annual shareholder meeting which is scheduled for August 8th, 2013. More details will be available next month.

Sincerely,

David M. Morse, PhD

CEO

Forward Looking Statements

This letter contains certain forward-looking statements of our intentions, hopes, beliefs, expectations, strategies, and predictions with respect to future activities or other future events or conditions within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are usually identified by the use of words such as “believe,” “will,” “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “should,” “could,” or similar expressions. These statements are only predictions and involve known and unknown risks, uncertainties and other factors. Actual results may materially different from the results, levels of activity, performance or achievements, express or implied by these forward-looking statements.

 Although we believe that the assumptions underlying the forward-looking statements contained in this report are reasonable, any of the assumptions could be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this report will prove to be accurate. We will not update these statements unless the securities laws require us to do so. Accordingly, you should not rely on forward-looking statements because they are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those contemplated by the forward-looking statements.